K-tel International, Inc.
1995 Form 10-K
Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 relating to the 1987 Stock Incentive Plan (Registration No. 33-18723).


                                                     ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
  October 12, 1995